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                                                                     EXHIBIT 5.1

              [WOMBLE CARLYLE SANDRIDGE & RICE, PLLC LETTERHEAD]


May 23, 2000

Clarus Corporation
3970 Johns Creek Court
Suwanee, Georgia 30024

     Re:  Post-Effective Amendment to Registration Statement on Form S-3

Ladies and Gentlemen:

     We have served as counsel for Clarus Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-94199) (the "Registration Statement"), of a proposed public offering of 29,999 shares of the Company's authorized common stock, $.0001 par value (the "Common Stock"), which are to be registered by the Company for sale by three stockholders of the Company (the "Shares").

     We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the outstanding shares of Common Stock and the Shares to be sold by the stockholders as we have deemed necessary and advisable.

     Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares were legally and validly issued, fully paid and nonassessable.

     We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto.



                                        Respectfully,


                                        WOMBLE CARLYLE SANDRIDGE & RICE
                                        A Professional Limited Liability Company



                                        By:  /s/ Elizabeth O. Derrick
                                             ------------------------
                                             Elizabeth O. Derrick, Esq.